Contact:	Mike Murphy
Chief Financial Officer
(256) 747-9800

CAVALIER REPORTS FIRST QUARTER EARNINGS

Addison, Ala. (April 23, 2009) – Cavalier Homes, Inc. (NYSE Amex: CAV) today announced profitable financial results for the first quarter ended March 28, 2009.

Net income for the first quarter of 2009 increased to $141,000 or $0.01 per basic and diluted share from $118,000 or $0.01 per basic and diluted share in the same quarter last year.  Net sales for the first quarter of 2009 fell 60% to $19,254,000 from $48,681,000 for the first quarter of 2008, reflecting challenging market conditions.  Net sales in the prior-year quarter included $8,070,000 for the shipment of 170 homes under contracts with the Mississippi Emergency Management Agency (MEMA) that were completed in mid-2008.

Commenting on the results, Bobby Tesney, President and Chief Executive Officer, said, "Despite the challenges facing our industry and the economy, Cavalier remained profitable in the first quarter of 2009.  Although complete industry data is not yet available, it appears the first quarter of 2009 will show a significant year-over-year sales decline for home manufacturers, with industry-wide shipments down 49% in February following a 43% decline in the month of January.  Against this backdrop, we have continued to work to control costs and manage capacity while exploring alternative wholesale financing programs for dealers that might replace in part the capacity that has been withdrawn from the industry."

Gross profit for the first quarter declined 45% to $4,106,000 compared with the year-earlier period.  Gross profit in the first quarter of 2009 included $250,000 to reduce previous expense accruals to actual amounts as a result of the sale this quarter of the Company's idled manufacturing facility in Cordele, Georgia.  However, gross margin improved to 21.3% from 15.3% for the first quarter of 2008.  Selling, general and administrative expenses totaled $5,499,000 in the first quarter of 2009, a decrease of 27% from the same quarter last year due to the impact of cost-control measures implemented in the last half of 2008 and the first quarter of 2009.  The gain on the sale of the Cordele facility was $1,259,000.

As recently announced, Cavalier completed the sale of its financial services subsidiary on March 1, 2009.  Income from discontinued operations totaling $158,000 was composed of the operating loss for this subsidiary of $371,000 for the first quarter of 2009 prior to its sale, offset by a gain on the sale of $675,000 and net of an income tax provision of $146,000.  The Company's decision to exit this business was due primarily to the dislocation of the manufactured housing financial markets in recent years and the reduced number of potential purchasers of loans that Cavalier originated and purchased for resale, which exposed the Company to increased financial risks.

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CAV Reports First Quarter 2009 Results

April 23, 2009

Commenting on the Company's financial position, Mike Murphy, Cavalier's Chief Financial Officer, said, "Cavalier ended the first quarter with cash totaling $27,223,000, up from $19,211,000 at the same time last year and underscoring our efforts to improve liquidity and operating results."  Murphy noted that the sale of the Cordele facility provided cash of $2,797,000 included in the quarter-end total.  Inventory declined $4,981,000 during the last year to $14,546,000 at March 28, 2009, while accounts receivable declined $5,888,000 from a year ago.  Both declines reflected the lower level of sales in the first quarter of 2009.

In light of the Company's strong cash position at the end of the first quarter, and considering the much more restrictive lending environment that currently exists, the Company chose not to renew its credit facility that expired in April.  No amounts were outstanding under the revolving line of credit portion of the credit facility, which provided borrowing capacity of up to $17,500,000 when it expired.  During the last five years, the Company has not borrowed under the revolving line of credit except in two instances to fund material purchases related to contracts with governmental agencies to deliver homes for disaster relief.  Cavalier expects to pursue efforts to obtain another credit facility to replace the line of credit as the financial markets return to more normal conditions.

Cavalier Homes, Inc. and its subsidiaries produce and sell manufactured housing.  The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products.

A public, listen-only simulcast of Cavalier Homes' first quarter conference call will begin at 9:30 a.m. Eastern Time tomorrow (April 24, 2009) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com.  Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form.  A replay of this call will be available shortly after the call using this same link and will continue until May 24, 2009.

With the exception of historical information, the statements made in this press release, including those containing the words "expects," "anticipates," "thinks" and "believes," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations during the most recent fiscal quarter and in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, the use of Cavalier's cash to fund inventory financing programs, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; the impact to Cavalier and the industry from changes in lending programs or the termination of lending programs by national lenders, and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2008, under the heading "Item 1A. Risk Factors," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

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CAV Reports First Quarter 2009 Results

April 23, 2009

Cavalier Homes, Inc.
Data Sheet – Unaudited
(in thousands, except per share amounts)

	First Quarter Ended
STATEMENT OF OPERATIONS SUMMARY	March 28, 2009	March 29, 2008
Revenue	$19,254	$48,681
Cost of sales	15,148	41,216
Gross profit	4,106	7,465

Selling, general and administrative	5,499	7,549
Gain on sale of property, plant and equipment	(1,259)	--
Operating loss	(134)	(84)

Other income (expense):
Interest expense	(72)	(128)
Other, net	50	147
	(22)	19
Loss from continuing operations before income taxes and equity in earnings (losses) of equity-method investees	(156)	(65)
Income tax benefit	(156)	(46)
Equity in earnings (losses) of equity-method investees	(17)	45
Income (loss) from continuing operations	(17)	26
Income from discontinued operations including gain on sale of $675 (2009), net of income tax provision of $146 (2009) and $57 (2008)	158	92
Net income	$141	$118

Basic and diluted net income per share:
Income (loss) from continuing operations	$(0.00)	$0.00
Income from discontinued operations	0.01	0.01
	$0.01	$0.01

Weighted average shares outstanding:
Basic	17,598	18,387
Diluted	17,598	18,406

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CAV Reports First Quarter 2009 Results

April 23, 2009

Cavalier Homes, Inc.
Data Sheet – Unaudited (Continued)
(dollars in thousands except average home net wholesale prices)

	First Quarter Ended
OPERATING DATA SUMMARY	March 28, 2009	March 29, 2008
Floor shipments:
HUD-Code	777	1,745
Modular	28	77
Total floor shipments	805	1,822

Home shipments:
Single-section	143	495
Multi-section	330	662
Wholesale home shipments	473	1,157
Shipments to company-owned retail locations	(1)	(3)
MEMA shipments (all single-section)	--	(170)
Shipments to independent retailers	472	984
Retail home shipments	3	5
Home shipments other than to MEMA	475	989

Capital expenditures	$168	$70
Home manufacturing facilities – operating	5	5
Independent exclusive dealer locations	48	62
Average home net wholesale prices (excludes MEMA)	$39,700	$39,900

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CAV Reports First Quarter 2009 Results

April 23, 2009

Cavalier Homes, Inc.
Data Sheet – Unaudited (Continued)
(in thousands, except ratios and per share amounts)

	March 28, 2009	March 29, 2008
BALANCE SHEET SUMMARY
Cash and cash equivalents	$27,223	$19,211
Accounts receivable, less allowance for losses	5,390	11,278
Notes and installment contracts receivable, net	--	5,887
Inventories	14,546	19,527
Other current assets	2,120	2,932
Total current assets	49,279	58,835
Property, plant and equipment, net	23,801	27,351
Other assets	3,389	2,820
Total assets	$76,469	$89,006

Current portion of long-term debt and capital lease obligation	$552	$856
Notes payable	--	522
Accounts payable	2,782	6,298
Amounts payable under dealer incentive programs	2,120	3,003
Estimated warranties	9,000	11,784
Other current liabilities	9,003	12,623
Total current liabilities	23,457	35,086
Long-term debt and capital lease obligation, less current portion	10	3,524
Other long-term liabilities	245	249
Stockholders' equity	52,757	50,147
Total liabilities and stockholders' equity	$76,469	$89,006

OTHER INFORMATION
Working capital	$25,822	$23,749
Current ratio	2.1 to 1	1.7 to 1
Ratio of long-term debt to equity	0.0 to 1	0.01 to 1
Installment loan portfolio	$2,245	$7,569
Number of shares outstanding	17,598	18,430
Stockholders' equity per share	$3.00	$2.72

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